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                                                                    Exhibit 23.3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-9830, No. 333-12800, No. 333-107266 and No.
333-111022), in the Registration Statement on Form S-3 (No. 333-109101) and in the related Prospectus and in the Registration Statement on Form S-3/A, (No. 333-114148) and in the related Prospectus of our report dated June 28, 2004, with respect to the consolidated financial statements of Lions Gate Entertainment Corp. included in this Annual Report (Form 10-K) for the year ended March 31, 2004.

                                    /s/ ERNST & YOUNG LLP

Los Angeles, California
June 28, 2004